Exhibit 10.8

ORIGINAL

MICROSOFT COMMUNICATIONS PROTOCOL PROGRAM (MCPP) LICENSE AGREEMENT

This **Microsoft Communications Protocol Program (MCPP) License Agreement** (the "**Agreement**") is entered into between Microsoft Licensing GP, a Nevada general partnership with offices at 6100 Neil Road Suite 210, Reno Nevada 89511-1137 ("**Microsoft**"), and the person or company identified below ("**Licensee**") effective as of the date it has been signed on behalf of both parties (the "**Effective Date**").

Licensee Full Legal Name **Code Rebel LLC**
Type of Legal Entity (corporation, partnership, sole proprietorship or other) **Limited Liability Company**
State/Province Organized **Hawaii**
Street Address **89 Ho'okele St., Suite 201**
City, State & Country **Kahului, Hawaii 96732**
Licensee Contact Name **Arben Kryeziu**
Phone Number **808-893-2400**
Fax Number **808-893-2401**
[***Licensee may execute this Agreement on behalf of its affiliates, including wholly-owned subsidiaries***]

By marking the box below, Licensee also executes this Agreement on behalf of its specified Affiliates

[ ] Executing on behalf of itself and each affiliate that Licensee owns or controls and that Licensee has identified on Appendix 3 (each an "**Affiliate**"), which list may be modified from time to time by Licensee upon written notice to Microsoft. Each Affiliate is bound to the terms and conditions of this Agreement. Licensee is responsible for compliance with this Agreement by each Affiliate and Licensee hereby represents and warrants that it has the power and authority to bind such Affiliate to this Agreement (and to modify, amend and terminate this Agreement on its behalf).

CODE REBEL LLC	MICROSOFT LICENSING GP
By	By
Arben Kryeziu, CEO	Mesfin Felleke
Name, Title	Name, Title Program Manager, Compliance
06/17/09	JUN 2 4 2009
Date	Date

Effective Date: 6/24/09

1 **Definitions.** Capitalized terms used in this Agreement are defined in this **Section 1** or elsewhere in this Agreement.

1.1 "**Clients**" means Windows Clients, non-Native portions of Windows Clients, the Microsoft Windows 95, Microsoft Windows 98, Microsoft Windows Millennium edition, and Microsoft Windows NT Workstation desktop operating systems for personal computers, Updates to the foregoing, and software that is capable of interoperating or communicating with the implementation of the relevant Protocols in a Windows Server.

1.2 "**Commercial Release**" means the date production is authorized for the manufacture of copies of software for commercial availability.

1.3 "**Distribute**" or "**Distribution**" means licensing, distributing, providing online access to, or otherwise making available in any manner to a third party. "**Distributor**" means any entity that Licensee authorizes to Distribute a Product in accordance with the terms of this Agreement.

MCPP License Agreement - Code Rebel LLC 10June2009
(Rev. 24October2008) / Appendix 1 - (Updated 22May2009) 1

1.4	"End User" means a third party that receives a Product for its own use and not for sublicense or further Distribution.
1.5.
"Final Judgment" means collectively, the Final Judgment entered by the court on November 12, 2002 in United States v. Microsoft, Civil Action No. 98-1232 (CKK), United States District Court for the District of Columbia, and the Final Judgments entered by the court on November 1, 2002 and on November 12, 2002 in State of New York, et al v. Microsoft, Civil Action No. 98-1 33 (CKK), United States District Court for the District of Columbia. For purposes of this Agreement, the end of the Final Judgment will be considered to be November 11, 2009, unless Licensee is advised in writing of a later date by Microsoft or the Final Judgment plaintiffs

1.6.
"First Beta" means the first public beta testing version of the Updates to or successor versions of Windows Clients and Windows Servers that contain the applicable Protocol and that are made available by Microsoft via an MSDN (Microsoft Developers Network) subscription offering or of which 150,000 or more copies are distributed.

1.7.	"Implementation(s)" means those portion(s) of Server Software developed by or for Licensee that implement Protocols in order to interoperate with Clients.
1.8.	"MCPP Development Agreement" means a Microsoft protocol license development agreement made available under the MCPP.
1.9.	"MCPP Website" means the website located at http://go.microsoft.com/fwlink/?linkid=16924 or successor site.
1.10.
"Native" means software as distributed by Microsoft under the applicable end user license agreement for a product and intended for use as part of such product without the addition of any software code other than subsequent Updates

1.11
"Necessary Claims" means the claims of a patent or patent application that Microsoft owns or has the right to sublicense without a fee and that are necessarily infringed by implementing the Protocols to interoperate with Clients. Necessary Claims do not include any claim that are directed to (a) any technology other than an Implementation, such as underlying or enabling technology that may be used or Distributed in connection with an Implementation; (b) any portion of a Product other than the Implementation; or (c) any implementation of technical documentation, specifications or technologies that are merely referred to in the body of the Technical Documentation.

1.12.
"Product" means any product (or other stock keeping unit maintained in the ordinary course of Licensee's business and used for purposes of accounting and/or tracking Distribution in connection with this Agreement) that: (a) includes one or more Implementations; and (b) 1s Distributed under a brand owned by Licensee.

1.13.
"Protocols" means the client-server software communications protocols that are (a) implemented and used in Windows Servers to interoperate or communicate with Windows Clients; and (b) available for license under the MCPP. Protocols as of the Effective Date of this Agreement are listed in Appendix 1.

1.14
"Server Software" means software that is (a) designed and marketed as server software with the primary purpose of providing computing or data services concurrently to software programs running on multiple other computers, and (b) running on a machine configured so that its primary purpose is to provide such services concurrently to multiple other computers.

1.15	"Technical Documentation" means the Microsoft technical documentation for the Protocols, including updates and corrections per Sections 3.2 and 3.4(a), provided by Microsoft under this Agreement.
1.16	"Update" means any critical fix or recommended modification to, or updated component for, a software product, including "service packs" to that software product.
1.17
"Windows Client" means all Native Microsoft Windows 2000 Professional, Windows XP Home, Windows XP Professional, and Windows Vista desktop operating system products for personal computers, successors to those products, and Updates to those products and their successors.

1.18
"Windows Server" means the Native Microsoft Windows NT Server 3.1, NT Server 3.51, NT Server 4.0, Windows 2000 Server, Windows 2000 Advanced Server, Windows 2000 Datacenter Server, Windows Server 2003, and Windows Server 2008 server operating system products, successors to those products, and Updates to those products and their successors.

2.	License

2.1.
License Grant. Effective upon Microsoft's receipt of the Prepaid Royalties, Microsoft grants Licensee a worldwide, non-exclusive, personal license under the Necessary Claim to develop, use, and Distribute Implementations in Products, provided that this Agreement does not grant any licenses under any patents or patent applications with respect to the portions of the Product that do not constitute the Implementation. This license grant is subject to all of the terms of this Agreement and is conditioned on Licensee's compliance with Section 2.2.

2.2.
Notice. All source code copies of Implementations Distributed by Licensee or Distributor must prominently display the following notice. "This source code may be covered by Microsoft Corporation patents. You are not licensed under any Microsoft patents to distribute this code in any form (including source or binary) unless you have obtained an appropriate license from Microsoft. The terms and conditions of such license may be obtained by contacting Microsoft at protocol@microsoft.com."

2.3.
Other MCPP Licensee Implementations.   If Licensee receives any Protocol implementations from another licensee under an MCPP Development Agreement (an "MCPP License ") specifically for use under this Agreement, those implementations will become Implementations under this Agreement. Licensee may Distribute Implementations on a royalty-free basis to  MCPP Licensees for their use under their own MCPP Development Agreement, so long as such Distribution is consistent with the terms of this Agreement and Licensee includes the following n  tice in all copies of the Implementation:

"This software may be covered by Microsoft Corporation patents, and is provided solely for use pursuant to a written development and distribution license under the Microsoft Communications Protocol Program."

2.4.
Reservation of Rights. All rights not expressly granted in this Agreement are reserved by Microsoft. No additional rights other than under the Necessary Claims are granted by implication, estoppel, exhaustion or otherwise.

2.5.
Most Favored Terms. If any other MCPP Licensee enters into an MCPP Development Agreement that contains terms that are more advantageous to that MCPP Licensee than he terms of this Agreement, Microsoft will notify Licensee and Licensee will have the opportunity to enter into the same agreement as that other MCPP Licensee. Licensee will also have the opportunity to receive a refund (if applicable) of the Royalties already paid by Licensee under this Agreement, that reflects the same Royalty adjustment as received by the other MCPP Licensee.

3.	Deliverables and Support

3.1
Technical Documentation - Delivery. Microsoft will provide Licensee with access to the Technical Documentation during the Term via an online site or other reasonable method determined by Microsoft from time to time. At Licensee's request, Microsoft will also provide Licensee with three printed, personalized volumes of the Technical Documentation, updated annually.

3.2.	Technical Documentation. Updates.

(a)	General.	Microsoft will provide updated Technical Documentation for modified or new Protocols as follows:

(i)
If there is a beta release of an Update to or successor version of a Windows Client or Windows Server that contains the  modified or new Protocol, the updated Technical Documentation will be provided no later than the First Beta, and further updates will be provided no later than 15 days before Commercial Release of the relevant Update or product; and

(ii)	if there is no beta release, the updated Technical Documentation will be provided no later than 15 days before Commercial Release of the relevant Update or product

(b)
Preliminary Documentation Updates. All Technical Documentation update provided before the Commercial Release of the applicable Microsoft product or Update are "Preliminary Documentation Updates." SINCE THE CODE, FEATURES AND/OR FUNCTIONALITY OF PRE-RELEASE WINDOWS CLIENTS AND WINDOWS SERVERS MAY DIFFER SIGNIFICANTLY FROM THE CODE, FEATURES AND/OR FUNCTIONALITY OF THE COMMERCIALLY RELEASED VERSION, THE WARRANTY PROVISIONS OF THIS AGREEMENT DO NOT APPLY TO PRELIMINARY DOCUMENTATION UPDATES. LICENSEE AGREES THAT IF LICENSEE INCURS DEVELOPMENT OR ANY OTHER COSTS AS A RESULT OF RELYING ON PRELIMINARY DOCUMENTATION UPDATES, IT DOES SO AT ITS OWN RISK AND EXPENSE.

3.3.
Documentation Availability. Once a protocol becomes a final Protocol under the MCPP (due to inclusion in Commercially Released versions of a Windows Client and a Windows Server), Microsoft will continue to make Technical Documentation for the final Protocol available as long as Sections 3.1 and 3.2 are in effect. However, Microsoft may discontinue implementation of any Protocol in any Windows Client or Windows Server in its sole discretion. Microsoft will provide notice to Licensee in the relevant portion of the Technical Documentation of final Protocols that have been discontinued.

3.4.
Support. The Microsoft personnel providing support under this Agreement will have access to internal Microsoft technical resources such as its product engineering organization and Windows operating system products source code. Except for protocol parsers that Microsoft may make available for the Protocols, corrections and other support deliverables do not include development or delivery of any software (including any new software or changes to existing products) or resolution of implementation issues. Except for the Microsoft support obligations described below, Licensee is solely responsible for all support issues relating to Implementations or products.

(a)	Documentation Corrections. Microsoft (either itself or through a third party) will correct any inaccuracies or omissions in the Technical Documentation within a reasonable time frame.

(b)
Managed Technical Support.    Licensee  may  obtain  managed  technical  support  for  the Protocols and Technical Documentation by  entering  into a  Managed  Technical  Support Addendum (available from Microsoft upon request).

(c)	Windows Source Code. Licensee may obtain access to Windows source code by entering into an MCPP Source Code License Addendum (available from Microsoft up n request).

3.5.
Third Party IP Claims. If the Microsoft Legal and Corporate Affairs Department receives a Third Party IP Claim against Microsoft, Microsoft will provide Licensee with written not1 e identifying that Third Party IP Claim. "Third Party IP Claim(s)" are (i) litigation in which Microsoft is named as a defendant and served with process and which alleges that a Protocol or its implementation in Windows Clients or Windows Servers infringes a third party's own intellectual property rights; or (ii) a written threat of litigation against Microsoft that is received by Microsoft's Leg I and Corporate Affairs Department and that alleges that a Protocol or its implementation in Windows Clients or Windows Servers infringes a third party's own intellectual property rights, in each case with specificity and in sufficient detail for Microsoft to identify (A) the allegedly infringing Protocol or its implementation in Windows Clients or Windows Servers, (B) the allegedly infringed intellectual property, and (C) the legal and technical basis of the allegation.1.

3.6.
Comments and Suggestions. If Licensee voluntarily provides any comments or suggestions relating to the Technical Documentation or other information provided by Microsoft under this Agreement, Microsoft may use, disclose or otherwise commercialize any of those comments and suggestions in connection with Microsoft products and services, without obligation or restriction based on intellectual property rights or otherwise.

4. Financial Terms

4.1	Fees. Licensee will pay Microsoft Prepaid Royalties of $10,000 and Exhibit B.

4.2	Payments.

(a)
Payment Terms and Instructions. Licensee will pay all invoices issued by Microsoft under this Agreement within 30 days, to the following account (or alternate account upon reasonable notice from Microsoft):

Bank of America                                                         Account # 3751205782
1401 Elm Street 5th Floor                                                         ABA # 111000012

Dallas, Texas 75202 USA                                                         SWIFT# BOFAUS3N
Beneficiary: Microsoft Licensing GP

Remittance details to:
Email:  spagpay@microsoft.com

(b)
Manner of Payment.  All payments due under this Agreement are payable in United States Dollars ($). Microsoft may assess and Licensee will then pay the lesser of (a) a 1.5% monthly charge, and (b) the highest amount permitted by applicable law with respect to late charges, on all amounts that are past due from the date due through and including the date Microsoft receives payment in full.

4.3.	Taxes. This Section 4.3 governs the treatment of all taxes arising as a result of or in connection with this Agreement, notwithstanding any other provision of this Agreement.

(a)
Licensee is responsible for the billing, collecting and remitting of sales, use, value added, and other comparable taxes due with respect to the collection of any revenues by Licensee, or any portion thereof. Microsoft is not liable for any taxes (including any penalties or interest thereon), that Licensee is legally obligated to pay and that are incurred by Licensee in connection with this Agreement or any Licensee revenues or related to the licensing or other Distribution of any Implementation or Product, and Licensee takes full responsibility for all such taxes. Licensee is not liable for any income taxes that Microsoft is legally obligated to pay with respect to any amounts paid to Microsoft by Licensee under this Agreement.

(b)
Amounts payable to Microsoft under this Agreement exclude any taxes, duties, levies, fees, excises or tariffs imposed on any of Licensee's activities in connection with this Agreement. Licensee will pay to Microsoft any applicable taxes that are owed by Licensee solely as a result of entering into this Agreement and which are permitted to be collected from Licensee by Microsoft under applicable law, except to the extent Licensee provides to Microsoft a valid exemption certificate for such taxes. Licensee agrees to indemnify, defend and hold Microsoft harmless from any taxes (including without limitation sales or use taxes paid by Licensee to Microsoft) or claims, causes of action, costs (including without limitation reasonable attorneys' fees) and any other liabilities of any nature whatsoever related to such taxes.

(c)
If, after a determination by foreign tax authorities, any taxes are required to be withheld on payments made by Licensee to Microsoft, Licensee may deduct such taxes from the amount owed Microsoft and pay them to the appropriate taxing authority; provided however, that Licensee will promptly secure and deliver to Microsoft an official receipt for any such taxes withheld or other documents necessary to enable Microsoft to claim a U.S. Foreign Tax Credit Licensee will make certain that any taxes withheld are minimized to the extent possible under applicable law.

5.	Confidentiality

5.1.
Confidential Information. Royalty Reports, Audit Information, and audit reports are Licensee's Confidential Information. The terms of this Agreement are not Confidential Information of either party, except for the Tasks selected by Licensee, which are Confidential Information of Licensee. Licensee's Confidential Information does not include information which: (a) is or becomes publicly available without Microsoft's breach of this Agreement; (b) was lawfully known by Microsoft without an obligation to keep it confidential or is received from another source who can disclose it lawfully and without an obligation to keep it confidential; or (c) was independently developed by Microsoft

Confidential Information disclosed under Section 5.2(b) remains Confidential Information under this Agreement.
5.2	Use and Disclosure of Confidential Information.

(a)
General. Microsoft will: (a) not disclose Licensee's Confidential Information to third parties except as provided below; (b) use Licensee's Confidential Information only as permitted under this Agreement; and (c) take reasonable steps to protect Licensee's Confidential Information that are at least as great as the measures used to protect its own confidential information.

(b)	Permitted Disclosures. Microsoft may disclose Licensee's Confidential Information as follows·

(i)
in accordance with judicial or other governmental order, as long as Microsoft seeks the highest level of protection for the Confidential Information available from the applicable judicial or governmental entity and, when possible, gives Licensee enough prior notice to provide a reasonable chance to seek a protective order; and

(ii)
in connection with the MCPP or Microsoft's compliance with the Final Judgment, to the court or counsel for, or other representatives of, the United States of America or the States of New York, Ohio, Illinois, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, North Carolina, Wisconsin, California, Connecticut, Iowa, Kansas, Florida, Minnesota, Utah, West Virginia and the District of Columbia, and/or the technical committee constituted pursuant to the  Final Judgment ("Technical Committee"), as applicable.

5.3
Publicity. Licensee may disclose the fact that it has entered into this Agreement and that it has implemented Protocols in Products, as long as Licensee does not use any Microsoft logo in doing so. Licensee may also use the specific tag line "Authorized Microsoft Protocol Licensee" to identify and market Implementations that are covered by the Necessary Claims, so long as: (a) Licensee does not state or imply that Microsoft in any way endorses or certifies the Implementation; and (b) Licensee does not use or display the tag line in a manner that might suggest co-branding by Microsoft or that the Implementation is a Microsoft product. Microsoft will not, without Licensee's approval, issue any press releases or similar communications regarding the fact that Licensee has entered into this Agreement. This Agreement does not authorize Licensee to make any claim, representation, warranty (whether express, implied or statutory), or other statement on behalf of Microsoft.

6.	Representations and Warranties

6.1.
Mutual. Each party represents and warrants that (a) the person executing this Agreement on its behalf has all necessary power and authority to do so, and that upon such signature this Agreement is a legal, valid and binding obligation enforceable against such party, and (b) it is entering into this Agreement in good faith.

6.2.	Microsoft. Microsoft further represents and warrants that:

(a)
the Technical Documentation is substantially similar in format and organization to the technical documentation for the Protocols that is published by Microsoft as of the Effective Date at http://msdn.microsoft.com/en-us/library/cc216513.aspx (or its successor site), provided that the Technical Documentation may be updated or revised to account for changes requested by the Technical Committee or as otherwise reasonably necessary to accurately describe the Protocols;

(b)	the Technical Documentation accurately describes each Protocol as used by a Windows Client to interoperate or communicate Natively with a Windows Server; and

(c)	as of the Effective Date, to the best of its knowledge it does not have any Third Party IP Claims, other than as may be set forth in Appendix 2 to this Agreement.

6.3	DISCLAIMER. EXCEPT AS PROVIDED IN SECTIONS 6.1 AND 6.2, EACH PARTY DISCLAIMS ALL WARRANTIES, GUARANTEES, AND CONDITIONS, WHETHER EXPRESS, IMPLIED OR

6.3	STATUTORY, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OR MERCHANT ABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.

7.
Indemnification. Subject to Sections 7.1 and 7.2, Microsoft will, at its expense and Licensee's request, defend, indemnify and hold Licensee and Licensee's subsidiaries, directors,  officers, and employees harmless from and against amounts awarded by (or in an award enforceable by) a court of competent jurisdiction ("Indemnified Damages") as a result of third party claims, demands or actions that a Protocol (as implemented by Licensee in an Implementation that conforms to the Technical Documentation and complies with the other terms of this Agreement), infringes a third party intellectual property right ("Claims")

7.1.	Limitations. Microsoft's obligations under this Section 7 are limited as follows:

(a)	Microsoft will not be obligated to defend any Claim related to or pay any Indemnified Damages for any reverse engineered Implementation or any Implementation developed prior to the Effective Date.

(b)
Microsoft's obligations to defend a Claim or pay Indemnified Damages will be limited to Claims wherein the Protocol (as implemented by Licensee in an Implementation that conforms to the Technical Documentation and complies with the other terms of this Agreement) alone, without combination or modification, constitutes direct or contributory infringement of the third party intellectual property right.

(c)
The total amount of Indemnified Damages payable under this Agreement for patent claims will be limited to the total amounts paid by Licensee to Microsoft under this Agreement, unless that patent claim constituted a Third Party IP Claim and Microsoft breached the warranty under Section 6.2(c) by failing to disclose it.

(d)
Unless a Claim consists of a patent claim that constitutes a Third Party IP Claim and Microsoft breached the warranty under Section 6.2(c) by failing to disclose it, Microsoft will have no obligations under this Agreement for any Claims based on Licensee's manufacture, use, or Distribution of Implementations  more than 20 days after Microsoft has provided Licensee with at least 20 days written notice that (1) Microsoft will stop such activity; or, at Microsoft's option (2) Microsoft will modify the allegedly infringing Protocol and make that modified Protocol available for license under this Agreement in lieu of the allegedly infringing Protocol at or prior to the end of such notice period.

7.2.
Procedures. Microsoft's obligation to defend, indemnify, and hold the Indemnified Parties harmless under this Section 7 is conditioned on Licensee's providing Microsoft with reasonably  prompt notice in writing of any Claim, tendering control of the defense of such Claim to Microsoft, and providing Microsoft reasonable assistance (at Microsoft's expense) in the defense of the Claim. Microsoft will not settle any Claim except with prior written permission of Licensee, which permission Licensee will not unreasonably withhold Notwithstanding Licensee's tender of control of defense to Microsoft under this Section 7, Licensee may also participate at its own expense in such defense, provided that control over defense strategy decisions remains with Microsoft subject only to the express provisions of this Section 7.2 regarding settlement approvals.

8.
LIMITATIONS OF REMEDIES & LIABILITY EXCEPT WITH RESPECT TO BREACHES OF SECTION 2.2 (NOTICE) OR SECTION 5 (CONFIDENTIALITY), OR WITH RESPECT TO INDEMNIFIED DAMAGES OR ANY INFRINGEMENT OR MISAPPROPRIATION OF EITHER PARTY'S INTELLECTUAL PROPERTY RIGHTS, TO  THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY IS LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED TO THE USE OF OR INABILITY TO USE THE TECHNICAL DOCUMENTATION, OR OTHERWISE UNDER OR IN CONNECTION WITH ANY PROVISION OF THIS AGREEMENT, REGARDLESS OF THE LEGAL THEORY UPON WHICH ANY CLAIM FOR SUCH DAMAGES IS BASED.  THE FOREGOING EXCLUSION APPLIES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE AND EVEN IF ANY AVAILABLE REMEDY FAILS OF ITS ESSENTIAL PURPOSE.

EXCEPT WITH RESPECT TO BREACHES OF SECTION 2.2 (NOTICE) OR SECTION 5 (CONFIDENTIALITY), OR WITH RESPECT TO INDEMNIFIED DAMAGES OR ANY INFRINGEMENT OR MISAPPROPRIATION OF EITHER PARTY'S INTELLECTUAL PROPERTY RIGHTS, TO THE MAXIMUM EXTENT PERMITIED BY APPLICABLE LAW, THE MAXIMUM AGGREGATE LIABILITY OF EACH PARTY FOR DIRECT DAMAGES FOR ANY AND ALL CLAIMS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED TO THE USE OF OR INABILITY TO USE THE TECHNICAL DOCUMENTATION, OR OTHERWISE UNDER OR IN CONNECTION WITH ANY PROVISION OF THIS AGREEMENT, REGARDLESS OF THE LEGAL THEORY UPON WHICH ANY CLAIM FOR SUCH DAMAGES IS BASED, WILL BE LIMITED TO THE AMOUNTS PAID BY LICENSEE UNDER THIS AGREEMENT.

9.        Term & Termination

9.1	Term.

(a)
Documentation Delivery and Support.  The Technical Documentation delivery and  support terms in Section 3 commence on the Effective Date and remain in effect until  Microsoft no longer provides Updates to Windows Clients or Windows Servers that result in modifications to the Protocols, unless this Agreement is terminated

(b)
Other Terms. The other terms of this Agreement commence upon Microsoft's receipt of the Prepaid Royalties and continue in effect until all of Microsoft's rights under the Necessary Claims expire, unless this Agreement is terminated.

9.2.	Termination.

(a)	By Licensee. Licensee may terminate this Agreement at any time, in its sole discretion and without cause, by providing written notice to Microsoft.

(b)
By Microsoft. Microsoft may terminate this Agreement: (i) immediately upon written notice at any time, if Licensee is in material breach of Section 2.2; (ii) upon written notice at any time if Licensee is in material breach of any term or condition of this Agreement and fails to remedy that breach within 60 days after written notice thereof; or (iii) upon written notice at any time if Licensee has received three or more written termination notices under the preceding clause (ii) within the previous 12-month period based on an actual material breach of a material term or condition of this Agreement, even if those previous material breaches have been cured.

(c)
Expiration of Final Judgment. Microsoft may terminate this Agreement after the Final Judgment expires by giving written notice to Licensee. If Microsoft does so: (i) Sections 3.1, 3.2(a), and 3.3 - 3.5 will terminate effective five years after the date of the notice;  and (ii) Licensee's license rights and associated terms of this Agreement will survive with  respect to Protocols and Technical Documentation made available prior to the date that is five years after the date of the notice.

9.3.
Effect of Expiration or Termination. If this Agreement expires or is terminated: (i) Sections 3.1, 3.2(a), and 3.3 - 3.5 will terminate immediately; (ii) Licensee may continue to exercise the rights granted under this Agreement only to provide technical support for Implementations that were released prior to the date the Agreement was terminated, and (iii) all other terms will survive with respect to the continued exercise of rights.

9.4.
Remedies Not Exclusive. The rights and remedies set forth in this Section 9 are cumulative and are not exclusive of any rights or remedies available at law or in equity, subject only to the express waivers, disclaimers and limitations of liability set forth in this Agreement.

10.	Miscellaneous

10.1.
No Partnership, Joint Venture or Franchise. Neither this Agreement nor any of its terms or conditions create a partnership, joint venture or agency relationship or grant a franchise as defined in the Washington Franchise Investment Protection Act, RCW 10.100, as amended, 16 CFR Section 436.2(a), or any other similar laws in other jurisdictions.

10.2
Export Laws and Regulations.  Microsoft products and technical information are subject to U.S. export laws and regulations, and Licensee agrees to comply with them in the course of exercising its rights under this Agreement.  For additional information see

10.3
Notices.   All notices and requests in connection with this Agreement are deemed given on the day they are received either by messenger delivery service or in the United States of America mails postage prepaid, certified or registered, return receipt requested, and addressed to Licensee using the contact information below or to either party at such other address as the party to receive the notice or request so designates per this notice provision.

Microsoft Licensing GP                                                        Copy to
Attn. Special Agreements                                                    Microsoft Corporation
Dept 551, Volume Licensing                                                 One Microsoft Way
6100 Neil Road, Suite 210                                                      Redmond, WA  98052-639 9
Reno. NV 89511-1137                                                             Attn. GM Competition Law Compliance Team

10.4       Governing Law, Jurisdiction, Attorneys’ Fees. The laws of the State of Washington govern this Agreement.

By marking a box below, Licensee elects the indicated oetion

[  ]  Licensee consents to exclusive jurisdiction and venue in the courts in Washington, unless no federal subject matter jurisdiction exists, in which case Licensee consents to exclusive jurisdiction and venue in the Superior Court of King County, Washington. Licensee waives all defenses of lack of personal jurisdiction and forum non conveniens. Process may be served on either party in the manner authorized by applicable law or court rule. In any formal action or suit to enforce any right or remedy under this Agreement or to any provision of this Agreement the prevailing party is entitled to recover its costs including reasonable attorneys fees
OR

[X]    Any dispute disagreement or claim out of or relating 1n any way to this parties' obligations under this Agreement, including the breach termination or  Agreement will be resolved by binding confidential arbitration conducted in Seattle Washing in accordance with the CPR Institute for Dispute Resolution Rules for Non-Administered Arbitration in effect on the date of this Agreement, by a single neutral arbitrator experienced in software technology licensing transaction.  The arbitration will be governed by the Federal Arbitration Act 9 U. S.C. §§ 1-16. and Judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction.  The parties will keep the arbitration proceedings any related discovery and the arbitration tribunal’s decisions confidential to the full extent permitted by the CPR rules.  The requirements of this Section 10.4 will not be deemed a waiver of any right of termination under this Agreement.

10.5
Assignment.   Licensee may assign this Agreement if it enters into an Assignment and Assumption Agreement ((available from Microsoft upon request) Microsoft may assign this Agreement to an affiliate. Otherwise, neither party may assign or otherwise transfer this agreement or any of its rights or obligations under this Agreement, whether by operation of contract law or otherwise without the consent of the other party, which will not be unreasonably withheld. Any attempted assignment in violation of this Section 10.5 is null and void and has no force or effect.

10.6
Entire Agreement and Modifications  This Agreement (indium its Exhibits) constitutes the entire agreement between the parties with respect to its subject matter and merges all prior and contemporaneous communications on such subject matter. No modifications this Agreement are effective unless contained in a subsequent written agreement that references Agreement and its intent to modify its terms and is signed by duly by authorized representatives of Licensee and Microsoft

EXHIBIT A

Tasks and Royalty Rates

By marking a box(es), Licensee elects the "Task(s)" indicated below:

Per Unit Royalty Tasks
Task Description		Per Unit Fee
[ ]	Print and FAX - document printing services, analogous to the network print server functionality in Windows Servers	$0.70
[ ]	Multiplayer Games - services for game play, analogous to the DirectPlay functionality in Windows Servers	$0.40
[ ]	Web - web services, content management, and administration services, analogous to the Internet Information server functionality in Windows Servers	$0.40
[ ]	Proxy/Firewall/NAT - web traffic filtering and forwarding services, such as firewall and web proxy services, but explicitly not including any of the other server services described in this Exhibit A	$0.40
[ ]	Collaboration - audio/video conversation, whiteboarding, instant messaging, collaborative remote desktop, and collaborative file sharing services, analogous to the TAPI ILS Server, TAPI Server, NetMeeting and Messenger functionality in Windows Servers	$0.40
[ ]	Authentication - authentication, authorization and access control, policy enforcement, or usage accounting and audit services, analogous to the domain controller functionality in Windows Servers	$1 20
Net Revenue Royalty Tasks
Task Description		Royalty Rate	Min. Royalty	Max. Royalty
[ ]	File - file management and delivery services, analogous to the network file server functionality in Windows Servers	0.10%	$0.50	$20.00
[ ]	Certificate - x.509 certificate request, renewal, key archival, certificate issuance, and lifecycle management services, analogous to the Windows Certificate Services functionality in Windows Servers	0.10%	$0 40	$6.00
[ ]	Rights Management - services to allow user access and/or interaction with rights management protected content, analogous to the enterprise rights management functionality in Windows Servers	0.10%	$0.70	$12.00
[ ]	Systems Management - client configuration, operation, and performance monitoring services, analogous to the systems administration functionality in Windows Servers	0.10%	$0 40	$6.00
[ ]	Windows Update - software update services, analogous to the Windows Update functionality in Windows Servers	0.10%	$0.40	$6.00
[ ]	Network Access Protection - services for validating and issuing certificates in response to client requests for access to a network based on client health status, such as anti-virus currency, patch level, etc., analogous to the Network Policy Server or DHCP - NAP functionality in Windows Servers	0.10%	$0.70	$12.00

[ ]	Media Streaming ·- streaming audio. Video or multimedia services, analogous to the streaming media services functionality in Windows Servers	0.10%	$0.40	$6.00
[X]	Terminal – remote graphical desktop interaction and display services, analogous to the Terminal Services functionality in Windows Servers	0.10%	$1.00	$20.00
[ ]	DRM – digital content license business rule, and enforcement services, analogous to the Windows media Rights Manager functionality in Windows Servers	0.10%	$0.40	$5.00
[ ]	Virtual Private Network - services fur secure-private networks__ __ analogous to the remote access service functionality 1r1 Windows Servers	0.10%	$0.40	$6.00
[ ]	General – all of the Tasks described above, together with any server services not otherwise covered in a Task	0.30%	$1.50	$25.00

Royalty-Free  Services

[  ] If the lmpiementat1on implements only the following Protocols. no Royalties are owed

•	Eventlog Remote Protocol Version 1 0

•	Eventlog Remot1ng Protocol Version 6 0

•	IManagedOb1ect Interface Protocol

•	Remote Access Server Advertisement (RASADV) Protocol

•	Remote Procedure Call Location Services Protocol Extensions

•	Remote Procedure Ca!! Protocol Extensions

•	W32Tnne Remote Protocol

•	Windows Rernote Registry Protocol

•	Workstation Service Remote Protocol (WKSSVC)

Flat Fee Tasks

[ ] The Proxy/Firewall/NAT may also be licensed as a fully paid up license for $ 10,000 if Licensee agrees to issue a press release approved by Microsoft., announcing support for the Protocols and also agrees to provide a reference to customers, other vendors and government authont1es regarding their planned support for the licensed Protocols. Upon request, Microsoft will provide a quote from an appropriate spokesperson (to be selected by Microsoft at its sole tor the Licensee press release

EXHIBIT B

Royalties and Reporting

1.	Defined Terms. All capitalized terms not defined in this Exhibit B will have the respective meanings assigned to them in the Agreement.

1.1.
"Copy" of an Implementation or Product means each individual copy of such Implementation or Product, including without limitation all copies that an End User is authorized to make under the terms of the end user license agreement under which that Implementation or Product is Distributed

1.2
"Credits" means (a) freight, postage, insurance and shipping and handling expenses applicable to a Product (but only, in each instance, if separately priced and identified in the applicable invoices or other agreements), (b) credits, rebates or refunds actually allowed for returns or recalls of the applicable Product; and (c) sales, value-added, excise taxes, tariffs and duties, and other taxes directly related to the Distribution of such Product, to the extent that the items described in (a), (b) and (c) are included in the gross invoice price and actually received by Licensee. Credits do not include taxes assessed against the income derived from such Distribution or against business operations of Licensee or its affiliates.

1.3.
"Embedded Product" means a Product that: (a) is an integrated system or device that includes all hardware necessary to operate the included implementation(s) as marketed by Licensee or its Distributors and in accordance with any published performance standards; (b) is sold only as a combination of software and hardware; and (c) cannot  be substantially updated, upgraded or modified by the End User without technical assistance from Licensee or its Distributors.

1.4.
"Net Revenues" means, for each Product: (a) all revenues actually recognized by Licensee or any of its affiliates in the normal course of business from (1) the Distribution (including Distribution under subscriptions or user based connection fees) of units of the Product (including without limitation all of its components, such as but without limitation its hardware and software components), and (2) any installation, support, maintenance, or similar agreement for services that are contractually required in connection with the Distribution of the Product, including in each such case the fair market value of any non-monetary consideration; less (b) any Credits.

1.5.	"Quarter" means a calendar quarter, beginning on (for example) January 1.

1.6.	"Royalties" means the royalties calculated in accordance with this Exhibit B that accrue under this Agreement.

2.	Royalty Calculations. Licensee will calculate and report Royalties for each Product as follows.

2.1.
Per Unit Royalties. The Royalty due for each Product that contains implementation(s) performing Task(s) that are licensed on a Per Unit Royalty basis equals the number of Copies of that Product Distributed multiplied by the Per Unit Fee for each Task performed by each Implementation contained in that Product.

2.2
Percentage   of   Net   Revenue   Royalties.     The  Royalty  due  for  each  Product  that   contains implementation(s) performing Task(s) that are licensed on a Net Revenue Basis equals  the Net Revenues received on account of Distribution of that Product multiplied by the Royalty  Rate for each Task  performed  by  each  Implementation  contained  in  that  Product.  The   Royalty per Distributed Copy of the Product will not be less than the sum of the applicable  Minimum Royalties for all  implementation(s)  contained  in that  Product,  or greater than the  sum of the applicable Maximum Royalties. Minimum Royalties and Maximum Royalties for each Implementation will be calculated per Section 2.1 above, using the Minimums and Maximums set forth in Exhibit A.

2.3.
Royalty  Payment  Options.    Licensee  may  elect to  (i) pay  Royalties  on a  Quarterly  basis  for Distribution in the prior Quarter, (ii) estimate Royalties to be owed for periods of either one or five years, pay the estimated Royalties in advance, and then reconcile the estimated Royalties against actual Distribution following the end of the one or five-year period; or (iii) pay Royalties  under the Flexible Income Approach.

(a)
Quarterly Payments.  If Licensee elects the Quarterly payment option, Licensee will submit royalty reports ("Royalty Reports") within 45 days after the end of each Quarter, regardless of whether any Implementations were distributed in that Quarter. Royalty Reports will include: (i) Licensee's DUNS # for tracking purposes, (ii) a complete list of the Products Distributed during the Quarter just ended, including the release date and Task(s) performed by  each Implementation included in the Product, (iii) the Licensee brand under which each Product is Distributed, (iv) identification of any  Implementations  received  from  other  MCPP  Licensees and Distributed by Licensee, and the MCPP Licensee from whom they were received, and (v) all other information relevant to determining the applicable Royalty per this Exhibit. Microsoft will then invoice Licensee for the Royalty owed based on that Royalty Report.

(b)	Estimated Payments. If Licensee elects the estimated payment option-

(i)	Licensee will submit a good faith estimate of its anticipated Royalties to be owed for the applicable Products during the period, based on anticipated Distribution of that Product during that period.

(ii)	If Microsoft disagrees with Licensee's estimate, it will submit its own estimate and the parties will appoint a neutral third party to choose the estimate that 1t feels is best supported.

(iii)	Once the estimate has been approved, Licensee will remit the applicable Royalties.

(iv)	Licensee will not be required to submit Quarterly reports or periodic Royalty payments during the period.

(v)
At the end of the period, Licensee will submit a Royalty Report showing the Royalties owed based on actual Distribution during the period.  If the  actual  Royalties are  more than 10% greater than the Royalties paid based on the estimate, Licensee will submit the difference to Microsoft; if the actual Royalties are more than 10% less than the Royalties paid based on the estimate, Licensee will receive a credit for the difference against future Royalties.

(vi)
If Licensee has elected to pay advance Royalties for a five-year period for a particular Product, Licensee may "buy out" its royalty obligations for that Product by remitting a Royalty payment consisting of the total Royalties owed for that Product during  the previous five-year term. (This payment is in addition to, and not in lieu of, the estimated Royalty payment and any true up payments or credits made under Section  2.3(b)(v) above.) If Licensee does so, it will not be obligated to report on or pay any further Royalties on that Product in the future.

(c)
Flexible Income Approach. Licensee may also work with Microsoft to develop Royalty Rates based on flexible income calculations of Licensee's incremental profit margins based on Licensee-specific incremental cost information (including  cost  of  goods  sold,  sales  & marketing costs, general & administrative costs, and research & development costs) supplied by Licensee.  Additional details of this approach are provided on the MCPP Website.

2.4.	Per-User Pricing; Minimum/Maximum Royalties for Per-User Pricing. Licensee will pay Royalties on a Per-Server basis unless it elects to pay Royalties on a Per-User basis.

(a)	"Per Server" means that the applicable unit for calculation of Royalties is a Copy of the Product. The "Per Server" pricing is set forth in Exhibit A.

(b)
"Per-User" means that the applicable unit for calculation of Royalties is an individual user (human being or device) of the Product. For any Product Distributed under Per-User terms, the per-unit royalty (for Per-Unit Royalty Tasks) or Minimum and Maximum Royalties (for Net Revenue Royalty Tasks) per Implementation contained in the Product will be based on the number of licensed users rather than the number of Copies of the Product Distributed, and the Per-Unit or Minimum and Maximum Royalties for each such licensed user will be 1% of the applicable per Server-based Royalties shown in Exhibit A.

2.5.
Embedded Product Pricing. The Royalty Rates for Embedded Products are 50% of the Royalty Rates set forth in Exhibit A. There are no Minimum Royalties for Embedded Products, but in no event will the Net Revenue attributable to an Embedded Product be less than the cost of goods sold (as determined using generally accepted accounting practices) for that Embedded Product.

2.6.	Evaluation Copy Pricing No Royalties are owed for Copies of a Product that Licensee only permits to be used for a reasonably limited time period and for testing and evaluation purposes only.

3.	General Terms.

3.1.	Overpayment. Any overpaid Royalties paid by Licensee will be credited against Royalties accrued during the next Quarter.

3.2.
Locked Copies. If Licensee Distributes a Copy of a Product using a commercially  reasonable form of anti-piracy activation technology such that the Copy cannot be used or installed by an End User without the use of an associated authorized digital license key, and Distributes the Copy under an agreement that permits initial use or installation of the Copy only by means of  the  key,  then Licensee will not be required to treat the Copy as having been "Distributed" until Licensee or a Distributor first makes the key available to the End User.

3.3.	Recordkeeping and Audits.

(a)
Recordkeeping. Licensee will maintain accurate and adequate books and records related to its compliance with all terms and conditions of this Agreement (collectively, “Audit Information") until the date that is two years from the end of the last Quarter in which Licensee Distributes Implementations.

(b)
Audits. Licensee will provide access to Audit Information to a nationally recognized independent certified public accountant ("Auditor") selected by Microsoft and approved by Licensee (such approval not to be unreasonably delayed or withheld).  Licensee must be given at least 30 days’ notice of any audit and the access will be limited to those portions of the Audit Information necessary to verify Licensee's compliance with this Agreement. The Auditor will use reasonable and customary care to protect the confidentiality of Audit Information. Audits will be conducted during regular business hours at Licensee's fac1lit1es. The Auditor may be escorted by Licensee personnel when on Licensee premises, and will not unreasonably interfere with Licensee’s normal course of business.  Following conclusion of the audit, the Auditor will provide both Microsoft and Licensee with a report of the results of the audit.

(c)
Frequency and Costs. Audits will not be performed more than once every 12 months, unless an audit discloses a Material Discrepancy, in which case follow-up audits may be conducted until the Material Discrepancy has been resolved. Licensee will promptly pay the costs of any audit(s) that reveal a  Material Discrepancy; otherwise, Microsoft will be responsible for  the costs     "Material  Discrepancy"  means,  with  respect  to  Royalties,  the  greater  of  5%  or $10,000 when compared to the amount that was reported during the period subject to audit; and/or with respect to other terms of this Agreement, material non-compliance with any other material terms.

3.4
Currency Conversion. If Licensee receives or makes payments of any amounts that are part of Net Revenues in a currency other than U.S. Dollars, Licensee will calculate Royalties as if such receipts or payments were converted to U.S. Dollars at the end of the Quarter in which the amounts were received or paid. Licensee will use the applicable currency exchange rate quoted in the Wall Street Journal as of 3 pm EST for currency trading among banks in amounts of $1,000,000 or more on the last day of the applicable Quarter.

APPENDIX 1
List of Current Protocols
(Updated May 22, 2009)

1.
This table includes listings for Protocols in the following Windows Clients and Servers:
a Windows Clients: Microsoft Windows 2000 Professional, Windows XP Home, Windows XP Professional, and Windows Vista, and the First Beta of the product currently named "Windows 7."
b. Windows Servers: Microsoft Windows NT Server 3.1, NT Server 3.51, NT Server 4 0, Windows 2000 Server, Windows 2000 Advanced Server, Windows 2000 Datacenter Server, Windows Server 2003, and Windows Server 2008.

Bold indicates protocols new to "Windows 7" or "Windows Server 7"
Italics indicate protocols modified for "Windows 7" or "Windows Server 7"

2.
This list is current as of May 22, 2009. New protocols may be added and/or protocol designations may be changed as development of Windows 7 and Windows Server 7 are completed. We are not providing new pricing at this time.  Price changes, if any, will be provided by no later than 15 days before Commercial Release.

Reference Documents	Technical Documentation Title
1. Windows Data Types	[MS-DTYP]: Windows Data Types
2. Windows Error Codes	[MS-ERREF]: Windows Error Codes
3. Windows Language Code Identifier (LCID) Reference	[MS-LCID]: Windows Language Code Identifier (LCID) Reference
4. Windows Protocols Change Tracking	[MS-CHGTR]: Windows Protocols Change Tracking
5. Windows Protocols Documentation Roadmap	[MS-DOCO]: Windows Protocols Documentation Roadmap
6. Windows Protocols Master Glossary	[MS-GLOS]: Windows Protocols Master Glossary
7. Windows Protocols Master Reference	[MS-REF]: Windows Protocols Master Reference
8. Windows Protocols Overview	[MS-PROTO]: Windows Protocols Overview
9. Windows Protocols Unicode Reference	[MS-UCODREF]: Windows Protocols Unicode Reference
10. Windows Security Overview	[MS-SECO]: Windows Security Overview

System Overview Documents	Technical Documentation Title
1. Certification Authority System Overview	[MS-CASO]: Certification Authority System Overview
2. Message Queuing System Overview	[MS-MQSO]: Message Queuing System Overview
3. Rights Management System Overview	[MS-RMSO]: Rights Management System Overview
4. Windows DirectPlay System Overview	[MS-MGSO]: Windows DirectPlay System Overview
5. Windows Group Policy System Overview	[MS-GPSOl: Windows Group Policy System Overview
6.Windows Management Services System Overview	[MS-WMSO]: Windows Management Services System Overview
7.Windows Server Update Services System Overview	[MS-WSUSO]: Windows Server Update Services System Overview
8. Windows Terminal Services System Overview	[MS-TSSOJ: Windows Terminal Services System Overview
9.Windows Transaction Processing Services System Overview	[MS-TPSO]: Windows Transaction Processing Services System Overview

Protocol Name	ITechnical Documentation Title
1. .NET NegotiateStream Protocol	[MS-NNS]: .NET NegotiateStream Protocol Specification
2. .NET Remoting Protocol	[MS-NRTP]: .NET Remoting Core Protocol Specification [MS-NRBF]: .NET Remoting: Binary Format Data Structure [MS-NRLS]: .NET Remotina: Lifetime Services Extension
3..NET Remoting Protocol: Lifetime Services Extension	MS-NRLS]: .NET Remoting: Lifetime Services Extension
4. 802.11: Proximity Service Discovery Information Element (PSD-IE) Extension	[MS-PSDP]: Proximity Service Discovery Protocol Specification
5. Active Directory Techmcal SpeCJftcation
[MS-ADA 1]: Active Directory Schema Attributes A-L
[MS-ADA2]: Active Directory Schema Attributes M
[MS-ADA3]: Active Directory Schema Attributes N-Z
[MS-ADLS]: Active Directory Lightweight Directory Services Schema
[MS-ADSC]: Active Directory Schema Classes
MS-ADTS]: Active Directory Technical Specification

6.Active Directory Web Services: Custom Action Protocol	[MS-ADCAP]: Active Directory Web Services: Custom Action Protocol Specification
7. ASP.NET State Server Protocol	[MS-ASP]: ASP.NET State Server Protocol Specification
8. Authenticated Internet Protocol	[MS-AIPS]: Authenticated Internet Protocol Specification
9. Authentication Protocol Domain Support	[MS-APDS]: Authentication Protocol Domain Support Specification
10. Background Intelligent Transfer Service (BITS) Peercachinq: Content Retrieval Protocol	[MS-BPCR]: Background Intelligent Transfer Service (BITS) Peer- Cachinq: Content Retrieval Protocol Specification
11. Background Intelligent Transfer Service (BITS) Peercachinq: Peer Authentication Protocol	[MS-BPAU]: Background Intelligent Transfer Service (BITS) Peer- Cachinq: Peer Authentication Protocol Specification
12. Background Intelligent Transfer Service (BITS) Peercachinq: Peer Discovery Protocol	[MS-BPDP]: Background Intelligent Transfer Service (BITS) Peer- Cachinq: Peer Discovery Protocol Specification
13. BackupKey Remote Protocol	[MS-BKRP]: BackupKey Remote Protocol Specification
14. Business Document Scanning: Scan Repository Capabilities and Status Retrieval Protocol	[MS-BDSRR]: Business Document Scanning: Scan Repository Capabilities and Status Retrieval Protocol Specification
15. Certificate Services Remote Admimstration Protocol	[MS-CSRA): Certificate Services Remote Administration Protocol Specification
16. Certificate Templates	[MS-CRTD]: Certificate Templates Structure Specification
17. Common Internet File System (CIFS) Browser Auxiliary Protocol	[MS-BRWSA]: Common Internet File System (CIFS) Browser Auxiliary Protocol Specification
18. Common Internet File System (CIFS) Browser Protocol	[MS-BRWS]: Common Internet File System (CIFS) Browser Protocol Specification
19. Component Object Model Plus (COM+) Event System Protocol	[MS-COMEV]: Component Object Model Plus (COM+) Event System Protocol Specification
20. Component Object Model Plus (COM+) Remote Administration Protocol	[MS-COMA]: Component Object Model Plus (COM+) Remote administration Protocol Specification
[MS-COMT]: Component Object Model Plus (COM+) Tracker Service Protocol Specification
21. Component Object Model Plus (COM+) Remote Protocol	[MS-COM]: Component Object Model Plus (COM+) Protocol Specification
22. Component Object Model Plus (COM+) Tracker Service Protocol	[MS-COMT]: Component Object Model Plus (COM+) Tracker Service Protocol Specification
23. Connection Point Services: Phonebook Data Structure	[MS-CPSP]: Connection Point Services: Phonebook Data Structure
24. Corporate Error Reporting V.1 Protocol	[MS-CER]: Corporate Error Reporting Version 1.0 Protocol Specification
25. Credential Security Support Provider (CredSSP) Protocol	[MS-CSSP]: Credential Security Support Provider (CredSSP) Protocol Specification

Protocol Name	Technical Documentation Title
26. DCOM Interfaces for Remote Data Services	[MS-ADTG]: Remote Data Services (RDS) Transport Protocol Specification
27. Devices Profile for Web Services (DPWS): Size Negotiation Extension	[MS-DPWSSN]: Devices Profile for Web Services (DPWS): Size Negotiation Extension
28. Digest Access Authentication: Microsoft Extensions	[MS-DPSP]: Digest Protocol Extensions
29. Directory Replication Service Remote Protocol (drsuapi)	[MS-DRSR]: Directory Replication Service (DRS) Remote Protocol Specification
30. Directory Services Markup Language (DSML) 2.0	[MS-DSML]: Directory Services Markup Language (DSML) 2.0 Protocol Extensions Protocol Extensions
31. Directory Services Setup Remote Protocol {dssetup)	[MS-DSSP]: Directory Services Setup Remote Protocol Specification
32. DirectPlay 4 Protocol [	[MS-DPDX]: DirectPlay DXDiag Usage Protocol Specification
33. DirectPlay 8 Protocol	[ [MS-DPDX]: DirectPlay DXDiag Usage Protocol Specification
34. Disk Management Remote Protocol	[MS-DMRP]: Disk Management Remote Protocol Specification
35. Distributed Component Object Model (DCOM)	[MS-DCOM]: Distributed Component Object Model (DCOM) Remote Remote Protocol Protocol Specification
36 Distributed File System (DFS): Namespace	[MS-DFSNM]: Distributed File System (DFS): Namespace Manaqement Protocol Manaqement Protocol Specification
37. Distributed File System (DFS): Namespace Referral Protocol	[MS-DFSC]: Distributed File System (DFS): Referral Protocol Specification
38. Distributed Link Tracking: Central Manager Protocol	[MS-DLTM]: Distributed Link Tracking: Central Manager Protocol Specification
39. Distributed Link Tracking: Workstation Protocol	[MS-DLTW]: Distributed Link Tracking: Workstation Protocol Specification
40. Domam Name Service (DNS) Server Management Protocol	[MS-DNSP]: Domain Name Service (DNS) Server Management Protocol Specification
41. Dynamic Host Configuration Protocol (DHCP) Extensions	[MS-DHCPE]: Dynamic Host Configuration Protocol (DHCP) Extensions
42. Dynamic Host Configuration Protocol (DHCP)	[MS-DHCPN]: Dynamic Host Configuration Protocol (DHCP) Extensions for Network Access Protection (NAP) Extensions for Network Access Protection (NAP)
43. Encrypting File System Remote Protocol	[MS-EFSR]: Encrypting File System Remote (EFSRPC) Protocol Specification
44. Enhanced Metafile (EMF) Format	[MS-EMF]: Enhanced Metafile Format Specification
45. Enhanced Metafile (EMF) Format: Plus Extensions	[MS-EMFPLUS]: Enhanced Metafile Format Plus Extensions (EMF+) Specification
46. Enhanced Metafile (EMF) Spool Format	[MS-EMFSPOOL]: Enhanced Metafile Spool Format Specification
47. Eventlog Remoting Protocol Version 1.0	[MS-EVEN]: Eventlog Remote Protocol Specification
48. EventLog Remoting Protocol Version 6.0	[MS-EVEN6]: Eventlog Remote Protocol Version 6.0 Specification
49. ExtendedError Remote Data Structure	[MS-EERR]: ExtendedError Remote Data Structure
50. Extensible Authentication Protocol Microsoft	[MS-CHAP]: Extensible Authentication Protocol Method for Microsoft Challenge Handshake Authentication Protocol (EAP- Challenge Handshake Authentication Protocol (CHAP) Specification MSCHAPv2)
51. Failover Cluster: Cluster Management Remote Protocol (ClusAPI)	[MS-CMRP]: Failover Cluster: Management API (ClusAPI) Protocol Specification
52. Failover Cluster: Setup and Validation Protocol (ClusPrep) Specification	[MS-CSVP]: Failover Cluster: AND Validation Protocol (ClusPrep) Specification
53. FAX Server and Client Remote Protocol	[MS-FAX]: Fax Server and Client Remote Protocol Specification
54. File Server Resource Manager (FSRM) Protocol	[MS-FSRM]: File Server Resource Manager Protocol Specification
55. Firewall and Advanced Security Protocol	[MS-FASP): Firewall and Advanced Security Protocol Specification

Protocol Name	Technical Documentation Title
56. FrontPage Server Remote Protocol Extensions	[MS-FPSE]: FrontPage Server Extensions Remote Protocol Specification
57. Generic Security Service Algorithm for Secret Key Transaction Authentication for DNS (GSS-TSIG) Protocol Extension	[MS-GSSA]: Generic Security Service Algorithm for Secret Key rTransaction Authentication for DNS (GSS-TSIG) Protocol Extension
58. Group Policy: Core Protocol	[MS-GPOL]: Group Policy: Core Protocol Specification
59. Group Policy: Deployed Printer Connections Protocol Extension	[MS-GPDPC]: Group Policy: Deployed Printer Connections Extension
60. Group Policy: Encrypting File System Extension	[MS-GPEF]: Group Policy: Encrypting File System Extension
61. Group Policy: Folder Redirection Protocol Extension	[MS-GPFR]: Group Policy: Folder Redirection Protocol Extension
62. Group Policy: Host Security Configuration	[MS-GPSB]: Group Policy: Security Protocol Extension
63. Group Policy: Internet Explorer Maintenance Extension	[MS-GPIE]: Group Policy: Internet Explorer Maintenance Extension
64. Group Policy: IP Security (IPSec) Protocol Extension	[MS-GPIPSEC]: Group Policy: IP Security (IPSec) Protocol Extension
6S. Group Policy: Preferences Extension	[MS-GPPREF]: Group Policy: Preferences Extension Data Structure
66. Group Policy: Registry Extension Encoding	[MS-GPREG]: Group Policy: Registry Extension Encoding
67. Group Policy: Scripts Extension Encoding	[MS-GPSCR]: Group Policy: Scripts Extension Encoding
68. Group Policy: Software Installation Protocol Extension	[MS-GPSI]: Group Policy: Software Installation Protocol Extension
69. Group Policy: Wireless/Wired Protocol Extension	[MS-GPWL]: Group Policy: Wireless/Wired Protocol Extension
70. H.245 Protocol: Microsoft Extensions	[MS-H245]: H.245 Protocol: Microsoft Extensions
71. Health Certificate Enrollment Protocol	[MS-HCEP]: Health Certificate Enrollment Protocol Specification
72. Host Name Data Structure Extension	[MS-HNDS]: Host Name Data Structure Extension
73. ICertPassage Remote Protocol	[MS-ICPR]: ICertPassage Remote Protocol Specification
74. IManagedObject Interface Protocol	[MS-IOI]: IManagedObject Interface Protocol Specification
75. lnitShutdown Protocol	[MS-RSP]: Remote Shutdown Protocol Specification
76. Internet Information Services (llS) IMSAdminBaseW Remote Protocol	[MS-IMSA]: Internet Information Services (llS) IMSAdminBaseW Remote Protocol Specification
77. Internet Information Services (llS) lnetinfo Remote Protocol	(MS-IRP]: Internet Information Services (llS) lnetinfo Remote Protocol Specification
78. Internet Information Services (llS) ServiceControl Protocol	[MS-llSS]: Internet Information Services (llS) ServiceControl Protocol Specification
79. Internet Key Exchange (!KE) Protocol Extensions	[MS-IKEE]: Internet Key Exchange Protocol Extensions
80. Internet Locator Service (ILS) Schema	[MS-TAIL): Telephony API Internet Locator Service Protocol Specification
81. IP over HTTPS (IP-HTTPS) Protocol	[MS-IPHTTPS]: IP over HTTPS (IP-HTTPS) Tunneling Protocol Specification
82. 1Pv4 over IEEE 1394 Protocol Extensions	[MS-V40F]: 1Pv4 Over IEEE 1394 Protocol Extensions
83. lrDA Object Exchange (OBEX) Protocol Profile	[MS-IRDA]: lrDA Object Exchange (OBEX) Protocol Profile
84. IRemoteDispatch Interface	[MS-IOI]: IManagedObject Interface Protocol Specification
8S. Kerberos Network Authentication Service (VS) Extensions	[MS-KILE]: Kerberos Protocol Extensions
86. Kerberos Network Authentication Service (VS) Service for User (S4U) Extension	[MS-SFU]: Kerberos Protocol Extensions: Service for User and Constrained Deleqation Protocol Specification
87. Key Service Remote (IKeySvcR) Protocol	[MS-IKEY]: Key Service Remote (IKeySvcR) Protocol Specification
88. Layer 2 Tunneling Protocol (L2TP) IPSec Extensions	[MS-L2TPIE]: Layer 2 Tunneling Protocol (L2TP) IPsec Extensions Protocol Specification
89. Lightweight Web Services Profile	[MS-LWSSP]: Lightweight Web Services Security Profile [MS-XOPP]: XML-binary Optimized Packaciinci (XOP) Profile

Protocol Name	Technical Documentation Title
90. Link Layer Topology Discovery (LLTD) Protocol	(MS-LLTD]: Link Layer Topology Discovery (LLTD) Protocol Specification
91. Link Local Multicast Name Resolution (LLMNR) Profile	[MS-LLMNRP]: Link Local Multicast Name Resolution (LLMNR) Profile Specification
92. Local Security Authority (Domain Polley) Remote Protocol	[MS-LSAD]: Local Security Authority (Domain Policy) Remote Protocol Specification
93. Local Security Authority (Translation Methods) Remote Protocol	[MS-LSAT]: Local Security Authority (Translation Methods) Remote Protocol Specification
94. Media Stream Broadcast (MSB) Protocol	[MS-MSB]: Media Stream Broadcast (MSB} Protocol Specification
95. Media Stream Broadcast Distribution (MSBD) Protocol	[MS-MSBD]: Media Stream Broadcast Distribution (MSBD) Protocol Specification
96. Message Queuing (MSMQ): Binary Reliable Message Routing Protocol	[MS-MQBR]: Message Queuing (MSMQ): Binary Reliable Message Routing Algorithm
97. Message Queuing (MSMQ): Binary Reliable Messaging Protocol	[MS-MQQB]: Message Queuing (MSMQ): Message Queuing Binary Protocol Specification
98. Message Queuing (MSMQ}: Data Structures	[MS-MQDMPR]: Message Queuing (MSMQ): Common Data Model and Processing Rules [MS-MQDSSM]: Message Queuing (MSMQ): Directory Service Schema Mapping MS-MQMQJ: Message Queuing (MSMQ): Data Structures
99. Message Queuing (MSMQ): Directory Service Chanae Notification Protocol	[MS-MQCN]: Message Queuing (MSMQ}: Directory Service Change Notification Protocol Specification
100. Message Queuing (MSMQ): Directory Service Discoverv Protocol	[MS-MQSD]: Message Queuing (MSMQ): Directory Service Discovery Protocol Specification
101. Message Queuing (MSMQ): Directory Service Protocol	[MS-MQDS]: Message Queuing (MSMQ}: Directory Service Protocol Specification
102. Message Queuing (MSMQ): Queue Manager Client Protocol	[MS-MQMP]: Message Queuing (MSMQ): Queue Manager Client Protocol Specification
103. Message Queuing (MSMQ): Queue Manager Management Protocol	[MS-MQMR]: Message Queuing (MSMQ): Queue Manager Management Protocol Specification
104. Message Queuing (MSMQ): Queue Manager Remote Read Protocol	[MS-MQRR]: Message Queuing (MSMQ): Queue Manager Remote Read Protocol Specification
105. Message Queuing (MSMQ): Queue Manager to Queue Manager Protocol	[MS-MQQP]: Message Queuing (MSMQ): Queue Manager to Queue Manager Protocol Specification
106. Messenger Service Messaging Protocol	[MS-MSRP]: Messenger Service Remote Protocol Specification
107. Messenger Service Name Management Protocol	[MS-MSRP]: Messenger Service Remote Protocol Specification
108. Microsoft Content Indexing Services Protocol	[MS-MCIS]: Content Indexing Services Protocol Specification
109. Microsoft Dynamic Host Configuration Protocol (DHCP) Server Manaqement Protocol	[MS-DHCPM]: Microsoft Dynamic Host Configuration Protocol (DHCP) Server Management Protocol Specification
1 10. Microsoft Management Console (MMC) snapin: RRAS	[MS-RRASM]: Routing and Remote Access Server (RRAS) Management Protocol Specification
111. Microsoft Media Server (MMS) Protocol	[MS-MMSP]: Microsoft Media Server (MMS) Protocol Specification
112. Microsoft OCSP Administration Protocol	[MS-OCSPA]: Microsoft OCSP Administration Protocol Specification
1 13. Microsoft Protected Extensible Authentication Protocol (PEAP)	(MS-PEAP]: Protected Extensible Authentication Protocol (PEAP) Specification
114. MSDTC Connection Manager: Connection Multiplexing Protocol	[MS-CMP]: MSDTC Connection Manager: OleTx Multiplexing Protocol Specification
1 15. MSDTC Connect/On Manager: OleTx Management Protocol	[MS-CMOM]: MSDTC Connection Manager: OleTx Management Protocol Specification
116. MSDTC Connection Manager: OleTx Transaction Internet Protocol	[MS-DTCM]: MSDTC Connection Manager: OleTx Transaction Internet Protocol Specification

Protocol Name	Technical Documentation Title
117. MSDTC Connectwn Manager: OleTx Transactwn Protocol	[MS-DTCLU): MSDTC Connection Manager: OleTx Transaction Protocol Logical Unit Mainframe Extension [MS-DTCO]: MSDTC Connection Manager: OleTx Transaction Protocol Specification
118. MSDTC Connection Manager: OleTx Transports Protocol	[MS-CMPO]: MSDTC Connection Manager: OleTx Transports Protocol Specification
119. NetBIOS over TCP (NetBT) Extensions	MS-NBTE]: NetBIOS over TCP (NetBn Extensions
120. Negotiate and Nego2 HTTP Authentication Protocol	[MS-N2Hn: Negotiate and Nego2 HTTP Authentication Protocol
121. Net Logan Remote Protocol	[MS-NRPC]: Netlogon Remote Protocol Specification
122. Network Access Protection Statement of Health	[MS-SOH): Statement of Health for Network Access Protection (NAP) Protocol Specification
123. Network Time Protocol (NTP) Authentication Extensions	[MS-SNTP]: Network Time Protocol (NTP) Authentication Extensions
124. NT LAN Manager (NTLM) Authentication Protocol
[MS-NLMP): NT LAN Manager (NTLM) Authentication Protocol Specification
[MS-NNTP): NT LAN Manager (NTLM) Authentication: Network News Transfer Protocol (NNTP) Extension
[MS-NTHT): NTLM Over HTTP Protocol Specification
[MS-POP3]: NT LAN Manager (NTLM) Authentication: Post Office Protocol - Version 3 (POP3) Extension
[MS-SMTP]: NT LAN Manager (NTLM) Authentication: Simple Mail rTransfer Protocol (SMTP) Extension
[MS-TNAP): Telnet: NT LAN Manager (NTLM) Authentication Protocol Specification

125. NT LAN Manager (NTLM) Authentication: Network News Transfer Protocol (NNTP) Extension	[MS-NNTP]: NT LAN Manager {NTLM) Authentication: Network News Transfer Protocol (NNTP) Extension
126. NT LAN Manager (NTLM) Authentication: Simple Mail Transfer Protocol (SMTP) Extension	[MS-SMTP]: NT LAN Manager (NTLM) Authentication: Simple Mail Transfer Protocol (SMTP) Extension
127. NTLM Over HTTP Protocol	[MS-NTHT]: NTLM Over HTTP Protocol Specification
128. OLE Automation Protocol	[MS-OAUT): OLE Automation Protocol Specification
129. Online Certificate Status Protocol (OCSP)	[MS-OCSP]: Online Certificate Status Protocol (OCSP) Extensions
130. Peer Content Caching & Retrieval: Discovery Protocol	[MS-PCCRC]: Peer Content Caching & Retrieval:Content Identification [MS-PCCRD]: Peer Content Caching & Retrieval - Discovery !Protocol Specification
131. Peer Content Caching & Retrieval: PeerDist Content Encodinci for HTTP/1.1 Protocol	[MS-PCCRTP]: Peer Content Caching & Retrieval: Hypertext Transfer Protocol (HTTP) Client Extensions
132. Peer Content Caching & Retrieval: Retrieval Protocol	[MS-PCCRC]: Peer Content Caching & Retrieval: Content Identification [MS-PCCRR]: Peer Content Caching & Retrieval: Retrieval Protocol Specification
133. Peer Content Caching and Retrieval: Hosted Cache Protocol	MS-PCCRC]: Peer Content Caching & Retrieval: Content Identification MS-PCHCJ: Peer Content Cachina and Retrieval: Hosted Cache
134. Peer Name Resolution Protocol (PNRP) Version 4.0	[MS-PNRP]: Peer Name Resolution Protocol (PNRP) Version 4.0 Specification
135. Performance Counter Query Protocol	[MS-PCQ): Performance Counter Query Protocol Specification
136. Performance Logs & Alerts (PLA) Control Protocol	[MS-PLA]: Performance Logs and Alerts Protocol Specification
137. Plug and Play Remote Protocol	[MS-PNPR]: Plug and Play Remote (PNPR) Protocol Specification
138. Point-to-Point Tunneling Protocol (PPTP) Profile	[MS-PTPn: Point-to-Point Tunneling Protocol (PPTP) Profile

Protocol Name	!Technical Documentation Title
139. POP3 Authentication Command Protocol Extension	[MS-POP3]: NT LAN Manager (NTLM) Authentication: Post Office Protocol - Version 3 (POP3) Extension
140. Post Office Protocol - Version 3 Extension	[MS-POP3]: NT LAN Manager (NTLM) Authentication: Post Office - ersion 3 (POP3) Extension
141.PowerShell Remoting Protocol	[MS-PSRP]: PowerShell Remoting Protocol Specification
142. PPP over lrDA Dialup (irdial) Protocol	[MS-PPPI]: PPP Over lrDA Dialup Protocol Specification
143. Print System Asynchronous Notification Protocol	[MS-PAN]: Print System Asynchronous Notification Protocol Specification
144. Print System Asynchronous Remote Protocol	[MS-PAR]: Print System Asynchronous Remote Protocol Specification
145. Print System Remote Protocol	[MS-RPRN]: Print System Remote Protocol Specification
146. Privilege Attribute Certificate (PAC) Data Structure	[MS-PAC]: Privilege Attribute Certificate Data Structure
147. Public Key Cryptography for Initial Authentication in Kerberos (PK/NIT): Microsoft Extensions	[MS-PKCA]: Public Key Cryptography for Initial Authentication PKINIT) in Kerberos Protocol Specification
148. Real-Time Streaming Protocol (RTSP): Windows Media Extensions	[MS-RTSP]: Real-Time Streaming Protocol (RTSP) Windows Media Extensions
149. Real-Time Transport Protocol (RTP/RTCP): Microsoft Extensions
[MS-H26XPF]: Real-Time Transport Protocol (RTP/RTCP): H.261 and
H.263 Video Streams Extensions
[MS-RTPDT]: Real-Time Transport Protocol (RTP/RTCP): DTMF Digits, Telephony Tones and Telephony Signals Data Extensions [MS-RTPME]:Real-Time Transport Protocol (RTP/RTCP): Microsoft Extensions
[MS-RTPRAD]: Real-Time Transport Protocol (RTP/RTCP): Redundant Audio Data Extensions

1SO. Remote Access Dial In User Service (RADIUS): Network Access Protection (NAP) Attributes	[MS-RNAP]: Vendor-Specific RADIUS Attributes for Network Access Protection (NAP) Data Structure
151. Remote Access Server Advertisement (RASADV) Protocol	[MS-RASA]: Remote Access Server Advertisement (RASADV) Protocol Specification
152. Remote Administration Protocol (RAP)	[MS-RAP]: Remote Administration Protocol Specification
153. Remote Assistance Initiation over PNRP Protocol	[MS-RAIOP]: Remote Assistance Initiation over PNRP Protocol Specification
154. Remote Assistance Offer RA Protocol	[MS-RAI]: Remote Assistance Initiation Protocol Specification
1SS. Remote Assistance Protocol	[MS-RA]: Remote Assistance Protocol Specification
156. Remote Certificate Mapping Protocol	[MS-RCMP]: Remote Certificate Mapping Protocol Specification
157. Remote Data Services Transport Protocol	[MS-ADTG]: Remote Data Services (RDS} Transport Protocol Specification
158. Remote Desktop Protocol:Audio Input Redirection Virtual Channel Extension	[MS-RDPEAI]: Remote Desktop Protocol: Audio Input Redirection Virtual Channel Extension
1S9. Remote Desktop Protocol: Audio Redirection Virtual Channel	[MS-RDPEA]: Remote Desktop Protocol: Audio Output Virtual Channel Extension
160. Remote Desktop Protocol: Basic Connectivity and Graphics Remotinq	[MS-RDPBCGR]: Remote Desktop Protocol Basic Connectivity and Graphics Remoting Specification
161. Remote Desktop Protocol: Clipboard Virtual Channel	[MS-RDPECLIP]: Remote Desktop Protocol: Clipboard Virtual Channel Extension
162. Remote Desktop Protocol: Composited Remoting V2	[MS-RDPCR2]: Remote Desktop Protocol: Composited Remoting V2 Specification
163. Remote Desktop Protocol: Desktop Composition Extension	[MS-RDPEDC]: Remote Desktop Protocol: Desktop Composition Virtual Channel Extension
164. Remote Desktop Protocol: DirectX Virtual Channel Extension	MS-RDPEDX]: Remote Desktop Protocol: DirectX Virtual Channel Extension
165. Remote Desktop Protocol: Dynamic Channel Virtual Channel	[MS-RDPEDYC]: Remote Desktop Protocol: Dynamic Channel Virtual Channel Extension

Protocol Name	Technical Documentation Title
166. Remote Desktop Protocol: File System Virtual Channel	[MS-RDPEFS]: Remote Desktop Protocol: File System Virtual Channel Extension
161 Remote Desktop Protocol: GD/ Acceleration Extension	[MS-RDPEGDI]: Remote Desktop Protocol: Graphics Device Interface GDI) Acceleration Extensions
168. Remote Desktop Protocol: Licensing Extension	[MS-RDPELE]: Remote Desktop Protocol: Licensing Extension
169. Remote Desktop Protocol: Multiparty Virtual Channel	[MS-RDPEMC]: Remote Desktop Protocol: Multiparty Virtual Channel Extension
170. Remote Desktop Protocol: Plug and Play Virtual Channel	[MS-RDPEPNP]: Remote Desktop Protocol: Plug and Play Devices Virtual Channel Extension
171. Remote Desktop Protocol: Printing Virtual Channel	[MS-RDPEPC]: Remote Desktop Protocol: Print Virtual Channel Extension
172. Remote Desktop Protocol.· Remote Programs Virtual Channel	[MS-RDPERP]: Remote Desktop Protocol: Remote Programs Virtual Channel Extension
173. Remote Desktop Protocol: Serial Port Virtual Channel	[MS-RDPESP]: Remote Desktop Protocol: Serial Port Virtual Channel Extension
174. Remote Desktop Protocol: Session Selection Extension	[MS-RDPEPS]: Remote Desktop Protocol: Session Selection Extension
175. Remote Desktop Protocol: Smart Card Virtual Channel	[MS-RDPESC]: Remote Desktop Protocol: Smart Card Virtual Channel Extension
176. Remote Desktop Protocol: Video Redirection Virtual Channel Extension	[MS-RDPEV]: Remote Desktop Protocol: Video Redirection Virtual Channel Extension
177. Remote Desktop Protocol: XPS Printing Virtual Channel	[MS-RDPEXPS]: Remote Desktop Protocol: XML Paper Specification XPS) Print Virtual Channel Extension
178. Remote Mailslot Protocol	[MS-MAIL): Remote Mailslot Protocol Specification
179. Remote Procedure Call (RPC) over HTTP Protocol	[MS-RPCH]: Remote Procedure Call Over HTTP Protocol Specification
180. Remote Procedure Call Location Services Protocol Extensions	[MS-RPCL]: Remote Procedure Call Location Services Extensions
181. Remote Procedure Call Protocol Extensions	[MS-RPCE]: Remote Procedure Call Protocol Extensions
182. Remote Shutdown Protocol	[MS-RSP]: Remote Shutdown Protocol Specification
183. Removable Storage Manager (RSM) Remote Protocol	[MS-RSMP]: Removable Storage Manager (RSM) Remote Protocol Specification
184. Rights Management Services (RMS): Client-Server Protocol	[MS-RMPR]: Rights Management Services (RMS): Client-to-Server Protocol Specification
185. S20 Protocol	[MS-MNPR]: Microsoft NetMeeting Protocol Specification
186. Secure Socket Tunneling Protocol (SSTP)	[MS-SSTP]: Secure Socket Tunneling Protocol (SSTP) Specification
187. Security Account Manager Remote Protocol (Client- to-Server)	[MS-SAMR]: Security Account Manager (SAM) Remote Protocol Specification (Client-to-Server)
188. Server Message Block (SMB) Version 7.0 Protocol	[MS-SMB]: Server Message Block (SMB) Protocol Specification MS-FSCCl: File Svstem Control Codes
189. Server Message Block (SMB) Version 2.0 Protocol	[MS-SMB2]: Server Message Block (SMB) Version 2.0 Protocol Specification MS-FSCCJ: File System Control Codes
190. Server Service Remote Protocol (SRVSVC)	[MS-SRVS]: Server Service Remote Protocol Specification
191. Server Side Include (SS/) 7.4 Protocol	[MS-PASS]: Passport Server Side Include (SSI) Version 1.4 Protocol Specification
192. Service Control Manager Remote Protocol	[MS-SCMR]: Service Control Manager Remote Protocol Specification
193. Session Description Protocol (SOP): Microsoft Extensions	[MS-SOP]: Session Description Protocol (SOP) Extensions
194. Session Initiation Protocol (SIP): Microsoft Extensions	[MS-SIP]: Session Initiation Protocol Extensions

Protocol Name	Technical Documentation Title
195. Simple and Protected Generic Security Service Application Program Interface Negotiation Mechanism (SPNEGO): Microsoft Extension	[MS-SPNG]: Simple and Protected Generic Security Service pplication Program Interface Negotiation Mechanism (SPNEGO) Protocol Extensions
196. Simple Network Time Protocol (SNTP)	[MS-SNTP]: Network Time Protocol (NTP) Authentication Extensions
197. SSDP: Networked Home Entertainment Devices (NHED) Extensions	[MS-SSDP]: SSDP: Networked Homes Entertainment Devices NHED) Extensions
198. T.126 Protocol: Microsoft NetMeeting Extensions	[MS-MNPR]: Microsoft NetMeeting Protocol Specification
199. T.127 Protocol: Microsoft NetMeeting Extensions	[MS-MNPR]: Microsoft NetMeeting Protocol Specification
200. Task Scheduler Remoting Protocol (TaskSchedProt)	[MS-TSCH]: AT Service Remote Protocol Specification
201. Telephony Remote Protocol	[MS-TRP]: Telephony Remote Protocol Specification
202. Telnet Server Remote Administration Protocol	[MS-TSRAP]: Telnet Server Remote Administration Protocol Specification
203. Telnet: NTLM Authentication Protocol Extensions	[MS-TNAP]: Telnet: NT LAN Manager (NTLM) Authentication Protocol Specification
204. Telnet: VTNT Terminal Type Format	[MS-TVTT]: Telnet: VTNT Terminal Type Protocol Specification
205. Teredo Extensions	[MS-TERE]: Teredo Extensions
206. Terminal Services Gateway Server Protocol	[MS-TSGU]: Terminal Services Gateway Server Protocol Specification
207. Terminal Services Terminal Server Runtime Interface (RPC)	[MS-TSTS]: Terminal Services Terminal Server Runtime Interface Protocol Specification
208. Terminal Services Workspace Provisioning Protocol	[MS-TSWP]: Terminal Services Workspace Provisioning Protocol Specification
209. Timer Service Protocol	[MS-TSRV]: Timer Service Protocol
210. Transact/On Internet Protocol (TIP) Profile	[MS-TIPP]: Transaction Internet Protocol (TIP) Extensions
211. Transport Layer Security (TLS) Profile	[MS-TLSP]: Transport Layer Security (TLS) Profile
212. User Name Mapping Protocol	[MS-UNMP]: User Name Mapping Protocol Specification
213. Virtual Disk Service (VDS) Remote Protocol	[MS-VOS]: Virtual Disk Service (VOS) Protocol Specification
214. VT100 Terminal Emulation: Wide Character Extensions (VT-UTF8 and VT100+)	[MS-VUVP]: VT-UTF8 and VT100+ Protocols Specification
215. W32Time Remote Protocol	[MS-W32T]: W32Time Remote Protocol Specification
216. Web Browser Federated Sign-On ProtQ_fOI	[MS-MWBF]: Microsoft Web Browser Federated Sign-On Protocol Specification
217. Web Browser Federated Sign-On Protocol Extensions	[MS-MWBE]: Microsoft Web Browser Federated Sign-On Protocol Extensions
218. Web Distributed Authoring and Versioning (WebDAV) Protocol: Client Extensions	[MS-WDV]: Web Distributed Authoring and Versioning (WebDAV) Protocol: Client Extensions
219. Web Distributed Authoring and Versioning (WebDAV) Protocol: Microsoft Extensions	[MS-WDVME]: Web Distributed Authoring and Versioning (WebDAV) Protocol: Microsoft Extensions
220. Web Distributed Authoring and Versioning (WebDAV) Protocol: Server Extensions	[MS-WDVSE]: Web Distributed Authoring and Versioning (WebDAV) Protocol: Server Extensions
221. Web Point-and-Print Protocol	[MS-WPRN]: Web Point-and-Print Protocol Specification
222. Windows Client Certificate Enrollment Protocol	[MS-WCCE]: Windows Client Certificate Enrollment Protocol Specification
223. Windows Management Instrumentation Encoding Version 7.0	[MS-WMIO]: Windows Management Instrumentation Encoding Version 1.0 Protocol Specification
224. Windows Management Instrumentation Remote Protocol	[MS-WMI]: Windows Management Instrumentation Remote Protocol Specification
[MS-WMIO]: Windows Management Instrumentation Encoding IVersion 1.0 Protocol Specification
225. Windows Media Digital Rights Management (WMDRM): License Formats	[MS-ORM] : Digital Rights Management License Acquisition Protocol Specification

Protocol Name	Technical Documentation Title
226. Windows Media HTTP Push Distribution Protocol	[MS-WMHTTP]: Windows Media HTTP Push Distribution Protocol Specification [MS-WMLOG]: Windows Media LoQ Data Structure
227. Windows Media HTTP Streaming Protocol	[MS-WMSP]: Windows Media HTTP Streaming Protocol Specification
228. Windows Media Log Data Structure	[MS-WMLOG]: Windows Media Log Data Structure
229. Windows Metafile (WMF) Format	[MS-WMF]: Windows Metafile Format Specification
230. Windows Remote Registry Protocol	[MS-RRP]: Windows Remote Registry Protocol Specification
231. Windows Search Protocol	(MS-WSP]: Windows Search Protocol Specification
232. Windows Security Heath Agent (WSHA) and Windows Security Health Validator (WSHV) Protocol	[MS-WSH]: Windows Security Health Agent (WSHA) and Windows Security Health Validator (WSHV) Protocol Specification
233. Windows Server Update Services: Client-Server Protocol	[MS-WUSP]: Windows Update Services: Client-Server Protocol Specification
234. Windows System Resource Manager (WSRM) Protocol	[MS-WSRM): Windows System Resource Manager (WSRM) Protocol Specification
235. Workstation Service Remote Protocol (WKSSVC)	[MS-WKST]: Workstation Service Remote Protocol Specification
236. WS-Enumeration: Directory Services Protocol Extensions	[MS-ADDM]: Active Directory Web Services: Data Model and Common Elements [MS-WSDS]: WS-Enumeration: Directory Services Protocol Extensions
237. WS-Management Protocol Extensions	[MS-WSMAN]: Web Services Management Protocol Extensions for Windows Server 2003
238. WS-Management Protocol Version 2.0 Extensions	[MS-WSMV]: Web Services Management Protocol Extensions for Windows Vista
239. WS-Transfer: Directory Services Protocol Extensions	[MS-ADDM]: Active Directory Web Services: Data Model and Common Elements
240. WS-Transfer: Identity Management Operations for Directory Access Protocol Extensions	[MS-ADDM]: Active Directory Web Services: Data Model and Common Elements MS-WSTIM]: WS-Transfer: Identity Management Operations for Directory Access Extensions
241. WS-Transfer: Lightweight Directory Access Protocol (LDAP) v3 Control Extension	[MS-WSPELD]: WS-Transfer and WS-Enumeration Protocol Extension for Lightweight Directory Access Protocol v3 Controls Specification
242. WS-Trust: CardSpace Token Acquisition Extensions	[MS-CTAP]: CardSpace Token Acquisition Protocol Specification
243. WS-Trust Enrollment Extensions	[MS-WSTEP]: WS-Trust Enrollment Extensions
244. X.509 Certificate Enrollment Policy Protocol	[MS-XCEP]: X.509 Certificate Enrollment Policy Protocol Specification

Appendix 2 Third Party IP Claims

(as of Effective Date)

Microsoft has received a Third Party IP Claim (as defined in Section 3.5 of this Agreement) with respect to the protocols listed below.  This notice does not constitute an admission by Microsoft that such Third
Party IP Claim has any merit

Protocol Name
Group Policy: IP Security (IPSec) Protocol Extension
Peer Name Resolution Protocol (PNRP) Version 4.0
Remote Procedure Call (RPC) over HTTP Protocol
Secure Socket Tunneling Protocol (SSTP)
Terminal Services Gateway Server Protocol
Protocol Name
Group Policy: IP Security (IPSec) Protocol Extension
Peer Name Resolution Protocol (PNRP) Version 4.0
Remote Procedure Call (RPC) over HTTP Protocol
Secure Socket Tunneling Protocol (SSTP)
Terminal Services Gateway Server Protocol

The following protocols are the subject of a Third Party IP Claim under the following patents: U.S. Patent Nos. 7,188,180, 6,502,135, and/or 6,839,759.

Appendix 3 Affiliate(s)